As filed with the Securities and Exchange Commission on March 1, 2023

Registration No. 333-264231

Registration No. 333-264465

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Clarus Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	85-1231852
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

355 S. Grand Avenue, Suite 1450

Los Angeles, CA 90071

(847) 562-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence R. Perkins

Chief Restructuring Officer

Clarus Therapeutics Holdings, Inc.

355 S. Grand Avenue, Suite 1450

Los Angeles, CA 90071

(847) 562-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq.

Marianne Sarrazin, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

Tel: (617) 570-1000

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1, filed by Clarus Therapeutics Holdings, Inc., a Delaware corporation, or the Registrant, relates to (i) the Registration Statement on Form S-1 (No. 333-264231), originally filed with the U.S. Securities and Exchange Commission by the Registrant on April 11, 2022, as amended by Amendment No. 1 filed on April 21, 2022 and Amendment No. 2 filed on April 25, 2022, or the Initial Registration Statement, and (ii) the Registration Statement on Form S-1MEF (No. 333-264465) filed by the Registrant on April 25, 2022, or the Additional Registration Statement, and together with the Initial Registration Statement, the Registration Statement, pertaining to the registration of 12,019,230 units which consist of either (1) one share of the Registrant’s common stock and one Class A Warrant to purchase one share of common stock, or (2) one pre-funded warrant (in lieu of common stock) and one Class A Warrant to purchase one share of common stock. The Registration Statement also registered the common stock included in the units and the common stock issuable from time to time upon exercise of the Class A warrants and the pre-funded warrants.

On September 5, 2022, the Registrant, and its wholly-owned subsidiary Clarus Therapeutics, Inc., filed voluntary petitions for bankruptcy protection under Chapter 11 of Title 11 of the United States Bankruptcy Code. The filing was made in the United States Bankruptcy Court for the District of Delaware (Case No. 22-10845), or the Chapter 11 Case.

In connection with the Chapter 11 Case, any and all offerings pursuant to the Registration Statement have been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of post-effective amendment, any of the shares that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all shares of the Registrant registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, in the State of California on March 1, 2023.

CLARUS THERAPEUTICS HOLDINGS, INC.

/s/ Lawrence R. Perkins
Name:	Lawrence R. Perkins
Title:	Chief Restructuring Officer